Exhibit 99.1

REVOCATION OF THE NOTICE OF PARTIAL REDEMPTION TO
THE HOLDERS OF THE
5.95% Notes due 2022
of Capital Southwest Corporation
(CUSIP No. 140501 206)*
NOTICE IS HEREBY GIVEN, pursuant to Section 11.04 of the Indenture dated as of October 23, 2017 (the “Base Indenture”), between Capital Southwest Corporation, a Texas corporation (the “Company”), and U.S. Bank National Association (the “Trustee), and Section 1.01(h) of the First Supplemental Indenture dated as of December 15, 2017 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), that the Company is revoking the notice previously provided on February 27, 2020 in connection with its election to exercise its option to redeem $35,000,000 in aggregate principal amount of the $77,136,175 in aggregate principal of issued and outstanding 5.95% Notes due 2022 on April 3, 2020. In light of the COVID-19 pandemic, the Company believes that it is in the best interests of the Company and its stakeholders to preserve capital until we better understand both the severity of the impact and timing of recovery in the market.
*The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the Holders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Notes or as indicated in this Revocation of the Notice of Partial Redemption.

Capital Southwest Corporation
Dated: March 26, 2020	By: U.S. Bank National Association, as Trustee and Paying Agent